     As filed with the Securities and Exchange Commission on March 24, 2000

                                                           REGISTRATION NO. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM F-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               GENTIA SOFTWARE PLC
             (Exact name of registrant as specified in its charter)

        ENGLAND AND WALES                                         NONE
 (State or other jurisdiction of                            (I.R.S. Employer
 incorporation or organization)                           Identification Number)

                                  TUITION HOUSE
                                ST. GEORGE'S ROAD
                                    WIMBLEDON
                             LONDON SW19 4EU ENGLAND
                           TELEPHONE: +44 181 971 4000
   (Address and telephone number of registrant's principal executive offices)

                              THE BANK OF NEW YORK
                                 48 WALL STREET
                            NEW YORK, NEW YORK 10286
                                   TELEPHONE:
      (Name, address and telephone number of agent for service of process)

                                   COPIES TO:
     WILLIAM J. GRANT, JR.                                   WILLIAM N. DYE
    WILLKIE FARR & GALLAGHER                            WILLKIE FARR & GALLAGHER
       787 SEVENTH AVENUE                                   35 WILSON STREET
 NEW YORK, NEW YORK 10019-6099                          LONDON EC2M 2UA ENGLAND

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT UNTIL , 2002, OR UNTIL SUCH EARLIER TIME THAT ALL OF THE SECURITIES REGISTERED HEREUNDER HAVE BEEN SOLD.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]



                                      CALCULATION OF REGISTRATION FEE


  ============================= ---------------- ---------------------- ---------------------- ----------------------
     TITLE OF EACH CLASS OF      AMOUNT TO BE      PROPOSED MAXIMUM       PROPOSED MAXIMUM           AMOUNT OF
  SECURITIES TO BE REGISTERED     REGISTERED           OFFERING               AGGREGATE          REGISTRATION FEE
                                                   PRICE PER UNIT (1)    OFFERING PRICE (1)
  ============================= ================ ====================== ====================== ======================
  Ordinary Shares, nominal
  value(pound)0.15 per share...        2,648,647            $10.50                $27,810,794              $7,343
  ============================= ================ ====================== ====================== ======================


     (1) Estimated solely for the purpose of calculating the registration fee based on the average of the high and low closing price of the securities on the Nasdaq National Market on March 22, 2000 pursuant to Rule 457(c) under the Securities Act of 1933, as amended.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                               GENTIA SOFTWARE PLC

                            2,648,647 ORDINARY SHARES



                                   ----------

         THE SHARES OFFERED IN THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" ON PAGE 4 FOR INFORMATION THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.

                                   ----------


         From time to time, the selling shareholders identified in this prospectus may offer our Ordinary Shares, nominal value (pound)0.15 per share, including as represented by American Depositary Shares, or ADSs, for sale. The selling shareholders may sell the shares or ADSs at prevailing market prices, at negotiated prices, or a combination of both. We will not receive any part of the proceeds from the sale of these shares by the selling shareholders.

         Our ADSs are listed on the Nasdaq National Market under the symbol "GNTI." On March 22, 2000, the last sale price of ADSs on the Nasdaq National Market was U.S.$10.50 per share.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed on the adequacy or accuracy of the disclosures in the prospectus. Any representation to the contrary is a criminal offense.

         The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission has been declared effective. This prospectus is not an offer to sell these securities nor is it a solicitation of an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is March 24, 2000


TABLE OF CONTENTS                                                               PAGE

Table .................................................................         1
Where You Can Find More Information ...................................         2
Incorporation by Reference ............................................         2
Risk Factors ..........................................................         4
Use of Proceeds .......................................................         12
Issuances of Shares to Selling Shareholders ...........................         12
Plan of Distribution ..................................................         13
Legal Matters .........................................................         15
Selling Shareholders ..................................................         15
Experts ...............................................................         15


                                     SUMMARY

         THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROSPECTUS AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD CAREFULLY READ THIS ENTIRE PROSPECTUS AND THE DOCUMENTS INCORPORATED BY REFERENCE IN THIS PROSPECTUS.

                                     GENTIA

         Gentia is a supplier of analytical software applications that enable clients to maximize their competitive position through deployment of strategy management, performance measurement and operational analysis solutions. By leveraging its networked business intelligence solution designed for enterprise-wide deployment, Gentia enables analytical applications, such as the Balanced Scorecard, which ensure information delivery to key decision-makers' desktops and browsers throughout an enterprise. We have headquarters in Boston and London and operate in more than 20 countries worldwide.

                                  THE OFFERING

         From time to time, the selling shareholders identified in this prospectus may offer shares or ADSs for sale. The selling shareholders may sell the shares or ADSs at prevailing market prices, at negotiated prices, or a combination of both. We will not receive any part of the proceeds from the sale of these shares by the selling shareholders.

                              ADDRESS AND TELEPHONE

         Our address is Gentia Software plc, Tuition House, St. George's Road, Wimbledon, London SW19 4EU, England. Our telephone number is +44 181 971 4000.

                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed with the SEC in Washington, D.C. a Registration Statement on Form F-3, together with all amendments and exhibits under the U.S. Securities Act of 1933 with respect to the shares. This prospectus does not contain all of the information set forth in the registration statement, certain items of which are omitted in accordance with the rules and regulations of the SEC. Statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement summarize the material terms thereof, but are not necessarily complete. With respect to each of these documents, reference is made to the copy of the document filed as an exhibit to the registration statement for a more complete description of the matter involved. For further information with respect to us, our shares and our ADSs, we refer you to the registration statement, including the exhibits thereto and the financial statements, notes and schedules filed as a part thereof and incorporated by reference to the registration statement. We are subject to the informational requirements of the U.S. Securities Exchange Act 1934 that are applicable to a foreign private issuer, and in accordance with these requirements file periodic reports and other information with the SEC. As a foreign private issuer, we are exempt from Exchange Act rules regarding the content and furnishing of proxy statements to shareholders and rules relating to short swing profits reporting and liability.

         The registration statement and the exhibits to the registration statement and reports and other information filed by us with the SEC may be inspected and copied by the public at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and will also be available for inspection and copying at the regional offices of the SEC located at Seven World Trade Centre, Suite 1300, New York, New York 10048 and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of this material may also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington D.C. 20549 at prescribed rates.

                           INCORPORATION BY REFERENCE

         We incorporate herein by reference

         o our Annual Report on Form 20-F for the fiscal year ended December 31, 1998; and

         o the financial statements and management's discussion and analysis of financial condition and results of operations set forth in our Report on Form 6-K filed November, 1999

         In addition, all subsequent filings on Form 20-F and, to the extent, if any, designated in those filings, Reports on Form 6-K which we file after date of this prospectus and prior to the termination of distribution contemplated by this prospectus, are incorporated by reference in this prospectus from the date of filing or furnishing of such documents or reports, unless otherwise indicated therein.

         Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded may not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

         We will provide, without charge to each person to whom a copy of this prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated herein by reference, other than certain exhibits to the documents. Requests should be directed to the office of our Chief Financial Officer at +44 181 971 4000.

         This document has not been approved as an investment advertisement under Section 57 of the UK Financial Services Act 1986 and accordingly may not be issued or passed on in the United Kingdom except to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 (as amended) or to a person to whom such document may otherwise be lawfully issued or passed on.

                                  RISK FACTORS

         PROSPECTIVE PURCHASERS OF THE SECURITIES OFFERED UNDER THIS REGISTRATION STATEMENT SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS. AN INVESTMENT IN THE SHARES ENTAILS THE FOLLOWING RISKS:

WE NEED TO MEET TARGETED CASH LEVELS TO CONTINUE OUR OPERATIONS.

         Our ability to satisfy our current and future cash requirements is dependent on meeting revenue targets, cash collection targets and containing operating expenses. We have, in the past, been unable to meet similar targets, particularly license revenue targets. We may not meet our projected revenue or other targets in the future.

         Our expense levels are based in significant part on our expectations of future revenues and therefore are relatively fixed in the short term. If revenue levels continue to fall below expectations, operating results are likely to be disproportionately affected. We may not be able to sustain profitability on a quarterly or annual basis in the future. In addition, it is possible that in some future quarter our operating results will be below the expectations of market analysts and investors. In such event, or in the event that adverse conditions prevail or are perceived to prevail generally or with respect to our business, the price of our shares and ADSs would likely be materially adversely affected.

OUR FUTURE OPERATING RESULTS ARE UNCERTAIN AND HAVE VARIED SIGNIFICANTLY IN THE PAST.

         For the year ended December 31, 1998, we experienced a decrease in license revenues and a loss from operations. Decreases in revenues and losses from operations may occur in the future.

         Our quarterly operating results have in the past and may in the future vary significantly depending on various factors, including:

         o    demand for the Gentia software
         o    the level of price and product competition
         o    changes in pricing policies made by us or our competitors
         o changes in the mix of direct and indirect channels through which Gentia is offered, and
         o the number, timing and significance of product enhancements and new product announcements, if any, by us or our competitors.

         Moreover, these results will likely be affected by the following:

         o our ability to develop, introduce and market new and enhanced versions of Gentia on a timely basis, including analytical applications that incorporate our K.wiz technology
         o    the size, timing and structure of significant licenses
         o    changes in our sales incentive strategy
         o enhancements to Gentia or new products such as Balanced Scorecard or enhancements to products of our competitors, (customer order deferrals in anticipation, thereof)
         o    the timing of revenue recognition under our agreements
         o    the impact of acquisitions by us and our competitors
         o    the level of our international revenues
         o    foreign currency exchange rates
         o    the renewal of maintenance and support agreements
         o    product life cycles

         o    software defects and other product quality problems
         o    personnel changes
         o    changes in our strategy
         o changes in the level of operating expenses and general domestic and international economic and political conditions.

WE HAVE LIMITED FINANCIAL RESOURCES, WHICH COULD LIMIT OUR ABILITY TO EXPAND OUR BUSINESS OR SUPPORT ITS CONTINUED OPERATION.

         We have limited financial resources, principally in the form of cash on hand and accounts receivable. The amounts currently on hand may not be sufficient to expand our business, support its continued operation. Failure to manage these resources effectively would have a material adverse effect upon our business, operating results and financial condition.

OUR OPERATING RESULTS ARE SEASONAL, WHICH MAY AFFECT THE PRICE OF THE SHARES AND ADSS.

         Our operating results, like those of many software companies, reflect seasonal trends. Our business, operating results and financial condition have in the past and may in the future be affected by such trends, which may affect our share price. Orders for Gentia are typically shipped shortly after receipt, and consequently, order backlog at the beginning of any quarter has in the past represented only a small portion of that quarter's expected revenues. As a result, license revenues in any quarter are substantially dependent on orders booked and shipped in that quarter. Because of the relatively large revenues produced some of our software licenses, any delay in the closing of an order could have a significant impact on our operating results for a particular period.

THE MARKET IN WHICH WE COMPETE IS HIGHLY COMPETITIVE AND FRAGMENTED.

         Our current and prospective competitors include companies that offer a variety of planning and analysis software solutions. We have experienced and expect to continue to experience increased competition from current and potential competitors, many of whom have significantly greater financial, technical, marketing and other resources than us. These competitors may be able to respond more quickly to new or emerging technologies and changes in customer requirements or devote greater resources to the development, promotion and sales of their products than us. Also, certain of our current and potential competitors have greater name recognition or more extensive customer bases that could be leveraged, thereby gaining market share to our detriment.

         We expect additional competition as other established and emerging companies enter our markets and new products and technologies are introduced. Increased competition could result in price reductions, fewer customer orders, reduced gross margins and loss of market share, any of which could materially adversely affect our business, operating results and financial condition.

WE ARE HIGHLY DEPENDENT ON A SMALL NUMBER OF PRODUCTS AND UPON THE EMERGING MARKET FOR MULTIDIMENSIONAL DATABASE SOFTWARE FOR ON-LINE ANALYTICAL PROCESSING.

         Substantially all of our revenues are, and historically have been, derived from licenses for Gentia and related services. We currently expect that Gentia-related revenues, including Balanced Scorecard, and maintenance and support contracts, will continue to account for all or substantially all of our revenues for the foreseeable future. As a result, our future operating results are dependent upon continued market acceptance of Gentia and enhancements thereto. A decline in demand for, or market acceptance of, Gentia as a result of competition, technological change or other factors would have a material adverse effect on our business, operating results and financial condition. Gentia may not achieve any additional degree of market acceptance. If the market for Gentia fails to grow or grows more slowly than we currently anticipate, our business, operating results and financial condition would be materially adversely affected.

         Historically, the software industry has experienced significant periodic downturns. These often occur in connection with, or in anticipation of, declines in general economic conditions during which management information systems budgets often decrease. As a result, our business, operating results and financial condition may in the future reflect substantial fluctuations from period to period as a consequence of general economic conditions in the software industry.

WE ARE DEPENDENT ON KEY PERSONNEL.

         Our business, operating results and financial condition also are significantly dependent upon our ability to attract and retain qualified managerial, sales and technical personnel. Competition for this personnel is intense and we may be unable to retain our key managerial, sales and technical employees or to attract, assimilate or retain such highly qualified managerial, technical or sales personnel as may be required in the future. While certain employees are bound by proprietary rights agreements, none of our employees are bound by long-term employment agreements. We do not maintain key man life insurance on any employee. Additions of new personnel and departures of existing personnel, particularly in key positions, can be disruptive and could have a material adverse effect upon our business, operating results and financial condition.

WE MAY BE UNABLE TO SUFFICIENTLY UPDATE OUR PRODUCTS IN ORDER TO KEEP UP WITH RAPID TECHNOLOGICAL CHANGE IN THE SOFTWARE INDUSTRY.

         The software industry, especially the market in which we compete, is characterized by rapid technological change, frequent introductions of new products, changes in customer demands and evolving industry standards. The introduction of products which include new technologies and the emergence of new industry standards can render existing products obsolete and unmarketable. The life cycle of versions of Gentia is difficult to estimate. The introduction or announcement of new product offerings by us or our competitors may cause customers to defer or forego purchases of current versions of Gentia, which could have a material adverse effect on our business, operating results and financial condition.

         Our future success will depend upon our ability to address the increasingly sophisticated needs of our customers by developing and introducing enhancements to Gentia on a timely basis that keep pace with technological developments, emerging industry standards and customer requirements. We may be unable to meet these demands or achieve and retain any significant degree of market acceptance. We have in the past experienced minor delays in the release dates of enhancements to our products. If release dates of any future enhancements are delayed or if they fail to achieve market acceptance when released, our business, operating results and financial condition may be materially adversely affected.

WE MAY EXPERIENCE PROBLEMS FROM THE YEAR 2000 ISSUE.

         The Year 2000 issue concerns the potential exposures we and other companies have because certain computer systems, computer chips and hardware use two digits, rather than four, to define the applicable year. These systems and programs may recognize dates in the year 2000 as dates in the year 1900 and may process data incorrectly or stop processing data altogether.

         Our plan to resolve the Year 2000 Issue involved the following four phases: assessment, remediation, testing and implementation, all of which were completed by the end of 1999.

    OUR STATE OF READINESS

         We commenced our assessment of both the readiness of our internal business information systems and non IT systems for handling the Year 2000 and the compliance of products sold by us during the third quarter of the 1998 financial year. We determined that we will need to modify or replace portions of our internal business information systems so that the systems will function properly with respect to dates in the Year 2000 and beyond, and did so prior to the end of 1999. We have not experienced any problems related to the Year 2000 issue.

         We believe that our current products such as Gentia 4.0 and RBSC are Year 2000 compliant. However, prior versions of Gentia, and other products currently installed at certain customer sites will require upgrading or other modifications to become Year 2000 compliant. We believe that we are not legally responsible for costs incurred by these customers to achieve Year 2000 compliance. However, these customers may assert claims against us with respect to Year 2000 issues and, in the event such claims are asserted and adjudicated in favor of these customers our liability could be material. We have taken steps to identify affected customers and persuade them to upgrade to Year 2000 compliant software.

    THIRD PARTY COMPLIANCE

         We held discussions with our vendors and service providers to evaluate IT and non IT Year 2000 issues, if any, relating to the interaction of their systems or products with our internal systems. We received written compliance information from some of these third parties. Based on the replies received from and discussions held with all third parties, the risk to which we are exposed appears to be minimal as all major suppliers have implemented Year 2000 readiness projects or have checked the products they supply. Therefore from the information received, we did not find a third party with a Year 2000 issue that would materially affect our results of operations, liquidity or capital resources. We have had no problems with our vendors and service providers related to the Year 2000 issue.

    COSTS TO ADDRESS OUR YEAR 2000 ISSUES

         We deployed staff to address the Year 2000 issue and incurred approximately $250,000 in connection with remediating Year 2000 compliance issues. Other expenses have related to the opportunity cost of time spent by our employees evaluating our internal business information systems, the products sold by us and the interaction of our internal business information systems with the internal systems of third parties. Although we are not aware of any single material operational issue or cost associated with the preparation of our internal business information systems or our products for the Year 2000, we may still experience serious unanticipated negative consequences and material costs caused by undetected errors or defects in the technology used in our internal business information systems or products we sell. Such unanticipated negative consequences and material costs, if incurred, could have a material adverse effect on our business, operating results or financial condition.

    RISKS OF OUR YEAR 2000 ISSUES

         In the event that we did not successfully assess Year 2000 compliance issues facing us and take necessary remedial action, our business, operating results or financial condition could be adversely effected. In addition, compliance with Year 2000 issues by third parties with which we interact may have a material adverse effect on our business, operating results or financial condition.

SOFTWARE PRODUCTS SUCH AS OURS MAY CONTAIN ERRORS OR DEFECTS.

         Software products as internally complex as Gentia frequently contain errors or defects. Such errors could result in a loss of revenues or delay in market acceptance and have a material adverse effect on our business, operating results and financial condition. Despite extensive product testing, we have in the past released versions of Gentia with defects and software errors. Although we have not experienced material adverse effects resulting from any such defects and errors to date, despite our testing and testing by current and potential customers, defects and errors may be found in new versions or enhancements after commencement of commercial shipments.

OUR INTERNATIONAL OPERATIONS ENTAIL RISKS TO WHICH A PURELY DOMESTIC BUSINESS WOULD NOT BE SUBJECT.

         A significant amount of our revenues are derived from countries other than the United States. International sales are subject to inherent risks, including

         o the impact of possible recessionary environments in global economies including the United States
         o    costs of localizing products for foreign countries
         o longer receivables collection periods and greater difficulty in accounts receivable collection
         o    unexpected changes in regulatory requirements
         o difficulties and costs of staffing and managing foreign operations
         o reduced protection for intellectual property rights in some countries
         o    potentially adverse tax consequences and
         o    political and economic instability.

         We may be unable to sustain or increase revenues from international licenses of Gentia and maintenance, support and other contracts. The foregoing factors may have a material adverse effect on our future revenues and, consequently, on our business, operating results and financial condition.

FLUCTUATIONS IN CURRENCY RATES COULD AFFECT OUR REPORTED FINANCIAL INFORMATION.

         Our direct international sales are currently denominated in United States dollars, euro, UK pounds sterling, Australian dollars, Dutch guilders, French francs and German marks. We do not currently engage in significant hedging activities. Fluctuations in currency exchange rates in the future may have a material adverse impact on revenues from direct international sales and therefore on our business, operating results and financial condition. Exchange rate fluctuations in relation to the U.K. pound sterling and other currencies in which we do business relative to the U.S. dollar may impact our reported financial information.

THE SUCCESS OF OUR BUSINESS IS DEPENDENT ON PROPRIETARY RIGHTS.

         We rely primarily on a combination of patent, copyright and trademark laws, trade secrets, confidentiality procedures and contractual provisions to protect our proprietary rights. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy aspects of our products or to obtain and use information that we regard as proprietary. Policing unauthorized use of our products is difficult, and while we are unable to determine the extent to which piracy of our software products exists, software piracy can be expected to be a persistent problem, all of which could adversely effect our business, operating results and financial condition.

         In addition, a substantial portion of our sales now occur in countries outside of the United States, and the laws of some foreign countries do not protect our proprietary rights as fully as do the laws of the United States. Our means of protecting our proprietary rights in the United States or abroad may not be adequate and our competitors may independently develop similar technology.

WE ARE DEPENDENT ON SOFTWARE WE LICENSE FROM THIRD PARTIES.

         We rely upon certain software that we license from third parties, including software that is integrated with our internally developed software and used in Gentia to perform key functions. These third-party software licenses may not continue to be available to us on commercially reasonable terms. The loss of, or inability to maintain, any of these software licenses could result in shipment delays or reductions unless or until equivalent software could be developed, identified, licensed and integrated. These delays would materially adversely affect our business, operating results and financial condition.

WE MAY BE SUBJECT TO PRODUCT LIABILITY CLAIMS.

         Our license agreements with our customers typically contain provisions designed to limit our exposure to potential product liability claims. It is possible, however, that the limitation of liability provisions contained in our license agreements may not be effective as a result of federal, state or local laws or ordinances enacted in the future, or unfavorable judicial decisions. A successful product liability claim brought against us could have a material adverse effect upon our business, operating results and financial condition.

YOU MAY NOT BE ABLE TO ENFORCE JUDGMENTS AGAINST US, THE SELLING SHAREHOLDERS AND EACH OF OUR REPRESENTATIVES.

         We are a public limited company incorporated under the laws of England and Wales. Many of our directors and executive officers and certain of the experts named herein are residents of the United Kingdom. A substantial portion of our assets, and a substantial portion of the assets of these officers, directors and experts are located outside the United States. As a result, holders of shares or ADSs may not be able to effect service of process within the United States upon such persons to enforce against them judgements of U.S. courts, including judgements predicated upon the civil liability provisions of the federal securities laws of the United States. We believe that there is doubt as to the enforceability in the United Kingdom, in original actions or in actions for enforcement of judgements of U.S. courts, of civil liabilities, including those predicated solely upon the federal securities laws of the United States.

OUR PRINCIPAL SHAREHOLDERS, OFFICERS AND DIRECTORS HOLD SUFFICIENT SHARES AS A GROUP TO EXERCISE CONTROL OVER US.

         Our present directors, executive officers and principal shareholders and their affiliates beneficially owned approximately 32.7% of the outstanding shares, including through ADSs, at May 31, 1999. Assuming all existing outstanding options are exercised, all present directors, executive officers and principal shareholders would beneficially own approximately 30.9% of the outstanding shares. As a result, these shareholders will be able to exercise control over all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. Such concentration of ownership may also have the effect of delaying or preventing a change in control of us.

SUBSTANTIAL AMOUNTS OF OUR ORDINARY SHARES ARE ELIGIBLE FOR FUTURE SALE, WHICH COULD ADVERSELY EFFECT THE PRICE OF ADSs.

         Sales of substantial amounts of shares, in the form of ADSs, in the public market could adversely effect the market price for the ADSs. As of December 31, 1999, we had outstanding 10,347,376 shares, of which 6,884,073 represented an equal number of ADSs. Of the remaining 3,463,303 shares outstanding, 163,303 are freely tradable by persons who are not our "affiliates" (as defined in Rule 144 of the Securities Act) and all such 3,300,000 shares may be sold pursuant to an effective registration statement under Securities Act or an applicable exemption from registration thereunder, including Rule 144 (which permits resales of securities subject to limitations depending on the holding period of such securities and in the case of shares held by our affiliates).

CERTAIN OF OUR CORPORATE GOVERNANCE PROVISIONS MAY PREVENT A TAKEOVER OF US, WHICH MAY BE BENEFICIAL TO HOLDERS OF SHARES AND ADSs.

         Certain provisions of our Articles of Association may have the effect of restricting the possibility of a change in control of us. Any of these provisions may make it difficult for our shareholders to replace the Board of Directors. The London City Code on Takeovers and Mergers also requires a general offer for all our equity and voting non-equity share capital to be made in certain circumstances, including on the acquisition by any person or persons acting in concert of shares which carry 30% or more of our voting rights.

         Our board of directors has the authority to issue up to 2,000,000 Preference Shares and to determine the price, rights, conversion ratios, preferences and privileges of those shares without any further vote or action by our shareholders. The rights of the holders of shares and ADSs will be subject to and may be adversely affected by, the rights of the holders of the Preference Shares. Any issuance of Preference Shares, while providing desirable flexibility in connection with possible acquisitions, financings and other corporate purposes, could have the effect of making it difficult for a third party to acquire a majority of our outstanding voting shares and as a result, the issuance thereof could have a material adverse effect on the market value of the ADSs.

THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS.

         We may from time to time make written or oral forward-looking statements, including in this document, in other filings with the SEC, in reports to shareholders and other communications. Examples of such forward-looking statements include, but are not limited to:

         o statements regarding our results of operations and financial condition

         o statements of our plans, objectives or goals or those of management, including those related to products or services
         o    statements of future economic performance and
         o    statements of assumptions underlying such statements.

         Words such as "believes," "anticipates," "expects," "intends" and "plans" and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

         By their very nature, forward-looking statements involve inherent risks and uncertainties, both general and specific, and risks that the predictions, forecasts, projections and other forward-looking statements will not be achieved. We caution investors that a number of important factors could cause actual results to differ materially from the plans, objectives, expectations, estimates and intentions expressed in the forward-looking statements. When relying on forward-looking statements to make decisions with respect to us, investors and others should carefully consider the foregoing risk factors. Forward-looking statements speak only as of the date on which they are made.

                                 USE OF PROCEEDS

         The proceeds from the sale of the shares under this prospectus, including as represented by ADSs, are solely for the account of the selling shareholders. Accordingly, we will not receive any proceeds from the sale of the shares or ADSs from the selling shareholders.

                   ISSUANCE OF SHARES TO SELLING SHAREHOLDERS

CONVERTIBLE LOANS

         In August, 1999, we entered into an agreement pursuant to which Robin Lodge, our Chairman, loaned us U.S.$750,000 and Marshall Services Limited loaned us $250,000. In November, 1999, we entered into agreements pursuant to which Marshall Services Limited loaned us an additional $250,000 Rhone Venture Capital Limited loaned us $500,000 and Alan McGahan loaned us $250,000. Under the terms each of these agreements, the debt represented by the loans is convertible into shares at a conversion rate of U.S.$2.25 per share.

         In December 1999, we entered into agreements pursuant to which Finsbury Technology Trust PLC loaned us $1,000,000, Pulsar Technology Fund loaned us $150,000, Grange Nominees Ltd loaned us $300,000 and Banco Nominees (Guernsey) Limited loaned us $550,000. Under the terms each of these agreements, the debt represented by the loans are convertible into shares at a conversion rate of $4.625 per share.

         Each of the selling shareholders has agreed to convert its loans into shares at the time of the declaration by the SEC of the effectiveness of the registration statement of which this prospectus forms a part. This conversion will be under the terms of the original loan agreements.

WARRANTS

         In connection with the issuance of the convertible loans, we issued to the selling shareholders (1) warrants to purchase an aggregate of 1,111,111 shares at an exercise price of $2.25 and (2) warrants to purchase an aggregate of 216,216 shares at an exercise price of $4.625.

         We have filed the registration statement to fulfill our obligations under the loan agreements and the warrants.

                              PLAN OF DISTRIBUTION

         The shares covered hereby may be offered and sold from time to time by the selling shareholders. The selling shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The shares may be sold by one or more of the following means of distribution, including as represented by ADSs, or otherwise:

         o a block trade in which the broker-dealer so engaged will attempt to sell shares or ADSs as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

         o purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

         o an over-the-counter distribution in accordance with the rules of the Nasdaq National Market;

         o ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

         o    in privately negotiated transactions.

         To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares or ADSs or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of shares or ADSs in the course of hedging the positions they assume with the selling shareholders. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares or ADSs offered hereby, which shares or ADSs such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling shareholders may also pledge shares or ADSs to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution may effect sales of the pledged shares or ADSs pursuant to this prospectus (as supplemented or amended to reflect such transaction). In addition, any shares or ADSs that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus. In effecting sales, brokers, dealers or agents engaged by the selling shareholders may arrange for other brokers or dealers to participate. The selling shareholders and any underwriter, dealer or agent who participate in the distribution of such shares may be deemed to be "underwriters" under the Securities Act, and any discount, commission or concession received by such persons might be deemed to be an underwriting discount or commission under the Securities Act.

         Broker-dealers and agents may receive commissions from the selling shareholders (and, if acting as agent for the purchaser of such shares, from such purchaser) in amounts to be negotiated prior to the sale. Usual and customary brokerage fees will be paid by the selling shareholders. Broker-dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share, and, to the extent such a broker-dealer is unable to do so acting as agent for the selling shareholders, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the selling shareholders. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions (which may involve crosses and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above) in the over-the-counter market, in negotiated transactions or by a combination of such methods of sale or otherwise at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales may pay to or receive from the purchasers of such shares commissions computed as described above.

         We may require the selling shareholders to suspend further open market offers and sales of the shares or ADSs if in our reasonable judgment there is or may be in existence material undisclosed information or events with respect to us. No sales may be made pursuant to this prospectus after such date unless we amend or supplement this prospectus to indicate that it has agreed to extend such period of effectiveness. There can be no assurance that the selling shareholders will sell all or any of the shares offered hereunder.

                              SELLING SHAREHOLDERS

         The following table sets forth certain information known to us with respect to beneficial ownership of shares, including through ADSs, by the selling shareholders. Robin Lodge has been the Chairman of our board of directors since August, 1999. We may amend or supplement this prospectus from time to time to update the disclosure set forth below. All figures are based on the number of ordinary shares outstanding as of December 31, 1999, as adjusted to include all shares issuable upon (1) conversion of the convertible loans and
(2) exercise of the warrants.


                                                                                              SHARES OFFERED
SELLING SHAREHOLDER                          ORDINARY SHARES BENEFICIALLY OWNED             BY THIS PROSPECTUS
-------------------                          ----------------------------------             ------------------

                                                                  PERCENTAGE OF
                                                                   OUTSTANDING
                                               AMOUNT            ORDINARY SHARES
                                               ------            ---------------
Robin W.I. Lodge                               750,000                  5.8%                      750,000
Marshall Services Limited                      500,000                  3.8                       500,000
Rhone Venture Capital Limited                  500,000                  3.8                       500,000
Finsbury Technology Trust PLC                  324,324                  2.5                       324,324
Pulsar Technology Fund                          46,648                   *                         48,648
Grange Nominees Ltd.                            97,297                   *                         97,297
Banco Nominees (Guernsey)                                                *
Limited                                        178,378                                            178,378
Alan McGahan                                    49,000                   *                         49,000
Pinewood Motor Group Limited
   Executive Pension Fund**                    147,000                  1.1                       147,000
Pinewood Motor Group
   Limited**                                    49,000                   *                         49,000
Kate Snelling**                                  5,000                   *                          5,000


--------------------
*  Less than 1.0%.

** Shares indicated will be issued to the selling shareholder pursuant to the convertible loan and warrants currently in the name of Alan McGahan.

                                  LEGAL MATTERS

          The validity of the shares offered hereby will be passed upon for the company by Field Fisher Waterhouse London, England.

                                     EXPERTS

          Ernst & Young, independent auditors, have audited our consolidated financial statements and schedules included in our annual report on form 20-F for the year ended December 31, 1998, as set forth in their report, which is incorporated by reference in this prospectus. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young's report, given on their authority as experts in accounting and auditing.

PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following is a statement of the estimated expenses, other than underwriting discounts and commissions, to be incurred by the Registrant in connection with the distribution of the securities registered under this registration statement.


                                                                                              AMOUNT TO BE PAID
                                                                                              -----------------

        Securities and Exchange Commission registration fee..........................               US$   8,000
        Legal fees and expenses......................................................                    60,000
        Accounting fees and expenses.................................................                    22,000
        Miscellaneous................................................................                    60,000
                                                                                                          -----
        Total                                                                                        US$150,000
                                                                                                     ==========





ITEM 15.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 310 of the Companies Act 1985 of Great Britain provides:

         "(1) This section applies to any provision, whether contained in a company's articles or in any contract with the company or otherwise, for exempting any officer of the company or any person (whether an officer or not) employed by the company as auditor from, or indemnifying him against, any liability which by virtue of any rule of law would otherwise attach to him in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the company.

          (2) Except as provided by the following subsection, any such provision is void.

          (3)     This section does not prevent a company:

                  (a) from purchasing and maintaining for any such officer or auditor insurance against any such liability, or

                  (b) from indemnifying any such officer or auditor against any liability incurred by him--

                           (i) in defending any proceedings (whether civil or criminal) in which judgment is given in his favor of he is acquitted, or

                           (ii)     in connection with any application under
                                    section 144(3) or (4) (acquisition of shares by innocent nominee) or section 727 (general power to grant relief in case of honest and reasonable conduct) in which relief is granted to him by the court."


          Section 727 of the Companies Act 1985 of Great Britain provides:

          "(1) If in any proceedings for negligence, default, breach of duty or breach of trust against an officer of a company or a person employed by a company as auditor (whether he is or is not an officer of the company) it appears to the court hearing the case that that officer or person is or may be liable in respect of the negligence, default, breach of duty or breach of trust, but that he has acted honestly and reasonably, and that having regard to all the circumstances of the case (including those connected with his appointment) he ought fairly to be excused for the negligence, default, breach of duty or breach of trust, that court may relieve him, either wholly or partly, from his liability on such terms as it thinks fit.

          (2) If any such officer or person as above-mentioned has reason to apprehend that any claim will or might be made against him in respect of any negligence, default, breach of duty or breach of trust, he may apply to the court for relief; and the court on the application has the same power to relieve him as under this section it would have had if it had been a court before which proceedings against that person for negligence, default, breach of duty or breach of trust had been brought.

          (3) Where a case to which subsection (1) applies is being tried by a judge, with a jury, the judge, AFTER hearing the evidence, may, if he is satisfied that the defendant or defender ought in pursuance of that subsection to be relieved either in whole or in part from the liability sought to be enforced against him, withdraw the case in whole or in part from the jury and forthwith direct judgment to be entered for the defendant or defender on such terms as to costs or otherwise as the judge may think proper."

ITEM 16.   EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

          (a) EXHIBITS

          4.1 Loan Agreement among Gentia Software plc and Marshall Services Limited, dated as of November 22, 1999.

          4.2 Loan Agreement among Gentia Software plc and Rhone Venture Capital Limited, dated as of November 22, 1999.

          4.3 Loan Agreement among Gentia Software plc and Alan McGahan, dated as of November 22, 1999.

          4.4 Loan Agreement among Gentia Software plc and Finsbury Technology Trust PLC, dated as of December 9, 1999.

          4.5 Loan Agreement among Gentia Software plc and Pulsar Technology Fund, dated as of December 9, 1999.

          4.6 Loan Agreement among Gentia Software plc and Grange Nominees Ltd., dated as of December 9, 1999.

          4.7 Loan Agreement among Gentia Software plc and Banco Nominees (Guernsey) Limited, dated as of December 9, 1999.

          4.8 Warrant to Subscriber for Shares, among Gentia Software plc and Robin W.I. Lodge, dated August 26, 1999.

          4.9 Warrant to Subscribe for Shares for Shares among Gentia Software plc and Marshall Services Limited, dated August 26, 1999.

          4.10 Warrant to Subscribe for Shares among Gentia Software plc and Rhone Venture Capital Limited, dated November 22, 1999.

          4.11 Warrant to Subscribe for Shares among Gentia Software plc and Alan McGahan, dated November 22, 1999.

          4.12 Warrant to Subscribe for Shares among Gentia Software plc and Finsbury Technology Trust PLC, dated December 9, 1999.

          4.13 Warrant to Subscribe for Shares among Gentia Software plc and Pulsar Technology Fund, dated December 9, 1999.

          4.14 Warrant to Subscribe for Shares among Gentia Software plc and Grange Nominees Ltd., dated December 9, 1999.

          4.15 Warrant to Subscribe for Shares among Gentia Software plc and Banco Nominees (Guernsey) Limited, dated December 9, 1999.

          4.16 Warrant to Subscribe for Shares among Gentia Software and Marshall Services Limited, dated November 22, 1999.

          4.17 Loan Agreement among Gentia Software plc, Robin W.I. Lodge and Marshall Services Limited, dated as of August 26, 1999.

          5.1  Opinion of Field Fisher Waterhouse

          23.1 Consent of Ernst & Young

          23.2 Consent of Field Fisher Waterhouse (included in Exhibit 5.1)

          24.1 Power of Attorney (see page II-6)

          (b)  FINANCIAL STATEMENT SCHEDULES:

          None.

ITEM 17.   UNDERTAKINGS

          The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 per cent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) If the Registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of Regulation S-X at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, PROVIDED, that the Registrant included in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by
               Section 10(a)(3) of the Act of Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The undersigned Registrant hereby undertakes that:

         (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                                   SIGNATURES

         Pursuant to this requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in London, England, on March 24, 2000.

                                                  GENTIA SOFTWARE PLC

                                                  By: /s/Nick Bray
                                                      --------------------------
                                                  Name:  Nick Bray
                                                  Title: Chief Financial Officer

         Know all persons by these presents that each officer or director whose signature appears below constitutes and appoints each of the officers and directors named below, jointly and severally, his or her true and lawful attorneys-in-fact and agents with full and several power of substitution, for and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, and supplements to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutions, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated.



Signature                                                           Title                             Date
-----------------------------------                    ---------------------------        ------------------------


/s/ Steve Fluin                                        Chief Executive Officer             March 24, 2000
-----------------------------------                    and Director
Steve Fluin



/s/  Nick Bray                                         Chief Financial Officer             March 24, 2000
-----------------------------------                    (principal financial and
Nick Bray                                              accounting officer)
                                                       Director



/s/  Robin Lodge                                       Director and Chairman of            March 24, 2000
-----------------------------------                    the Board
Robin Lodge



/s/  R. Alan Wallman                                   Director                            March 24, 2000
-----------------------------------
R. Alan Wallman



/s/  Tim Jones                                         Director                            March 24, 2000
-----------------------------------
Tim Jones

                                     II-7

GENTIA SOFTWARE INC.

/s/ Nick Bray                                          Authorized U.S.                     March 24, 2000
-----------------------------------                    Representative
Name: Nick Bray
Title: Chief Financial Officer

                                  EXHIBIT INDEX

         4.1 Loan Agreement among Gentia Software plc and Marshall Services Limited, dated as of November 22, 1999.

         4.2 Loan Agreement among Gentia Software plc and Rhone Venture Capital Limited, dated as of November 22, 1999.

         4.3 Loan Agreement among Gentia Software plc and Alan McGahan, dated as of November 22, 1999.

         4.4 Loan Agreement among Gentia Software plc and Finsbury Technology Trust PLC, dated as of December 9, 1999.

         4.5 Loan Agreement among Gentia Software plc and Pulsar Technology Fund, dated as of December 9, 1999.

         4.6 Loan Agreement among Gentia Software plc and Grange Nominees Ltd., dated as of December 9, 1999.

         4.7 Loan Agreement among Gentia Software plc and Banco Nominees (Guernsey) Limited, dated as of December 9, 1999.

         4.8 Warrant to Subscribe for Shares, among Gentia Software plc and Robin W.I. Lodge, dated August 26, 1999.

         4.9 Warrant to Subscribe for Shares for Shares among Gentia Software plc and Marshall Services Limited, dated August 26, 1999.

         4.10 Warrant to Subscribe for Shares among Gentia Software plc and Rhone Venture Capital Limited, dated November 22, 1999.

         4.11 Warrant to Subscribe for Shares among Gentia Software plc and Alan McGahan, dated November 22, 1999.

         4.12 Warrant to Subscribe for Shares among Gentia Software plc and Finsbury Technology Trust PLC, dated December 9, 1999.

         4.13 Warrant to Subscribe for Shares among Gentia Software plc and Pulsar Technology Fund, dated December 9, 1999.

         4.14 Warrant to Subscribe for Shares among Gentia Software plc and Grange Nominees Ltd., dated December 9, 1999.

         4.15 Warrant to Subscribe for Shares among Gentia Software plc and Banco Nominees (Guernsey) Limited, dated December 9, 1999.

          4.16 Warrant to Subscribe for Shares among Gentia Software Marshall Services Limited, dated November 22, 1999.

          4.17 Loan Agreement among Gentia Software plc, Robin W.I. Lodge and Marshall Services Limited, dated as of August 26, 1999.

          5.1 Opinion of Field Fisher Waterhouse

          23.1 Consent of Ernst & Young

          23.2 Consent of Field Fisher Waterhouse (included in Exhibit 5.1)

          24.1 Power of Attorney (see page II-6)